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PRESS RELEASE


                        GREATER ATLANTIC FINANCIAL CORP.
                         ANNOUNCES RECEIPT OF ADDITIONAL
                        NASDAQ STAFF DETERMINATION LETTER

         Reston, Virginia - January 10, 2007. Greater Atlantic Financial Corp. (Nasdaq: GAFC) (the "Company"), the holding company for Greater Atlantic Bank (the "Bank"), announced today that on January 4, 2007, it received an Additional Nasdaq Staff Determination Letter indicating that the Company's failure to timely file its Annual Report on Form 10-K for the fiscal year ended September 30, 2006 with the Securities and Exchange Commission serves as an additional basis for delisting the Company's securities from the Nasdaq Stock Market. The Letter is formal notification that the Nasdaq Listing Qualifications Panel (the "Panel") will consider this matter in rendering a determination regarding the Company's continued listing on The Nasdaq Global Market.

         As previously announced, the Company received a Nasdaq Staff Determination Letter on August 17, 2006 for failure to file its Form 10-Q for the period ended June 30, 2006. In its previously reported Notification of Late Filing with respect to that Form 10-Q, the Company announced that it was investigating an unreconciled inter-company account between the Bank and Great Atlantic Mortgage Corporation, the Bank's wholly-owned mortgage banking subsidiary that has terminated operations.

          In a Form 8-K filed on December 26, 2006, the Company's Audit Committee reported that it had determined that the Company's consolidated financial statements for the quarterly periods ended December 31, 2005 and March 31, 2006 and for the years ended September 30, 2004 and 2005 should be restated and should no longer be relied upon. The Audit Committee concluded from the ongoing investigation by the Company into the unreconciled inter-company account between the Bank and Great Atlantic Mortgage Corporation, that the Company sustained losses aggregating approximately $1.4 million.

          The Audit Committee concluded that while the losses were sustained over a period of five years, the loss in any given year did not reach a material amount such as to require restatement. However, as reported, the Audit Committee determined to restate the identified financial statements because of the cumulative amount of the loss.

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         Following a hearing before the Panel, the Company announced on December
29, 2006, that it had been notified by The Nasdaq Stock Market that the Panel had determined to grant the request of the Company for continued listing on The Nasdaq Stock Market, subject to the condition that on or before January 15, 2007, the Company file its Form 10-Q for the quarter ended June 30, 2006, and any required restatements.

         The Company currently anticipates filing its June 30, 2006 Form 10-Q by January 15, 2007. However, as previously announced and as disclosed in a Notification of Late Filing (Form 12b-25) filed with the SEC on January 3, 2007, the Company did not timely file its Annual Report on Form 10-K for the period ended September 30, 2006.

         The Company determined that, because of the extent of the restatements required by the reconciliations of the inter company account pertaining to the discontinued operations, the Form 10-K could not be filed timely without unreasonable effort and expense. This failure to file the Form 10K is the subject matter of the Additional Determination letter from the Nasdaq.

         The Company will present its written views with respect to those matters to the Panel no later than January 11, 2007, as provided by the most recent Nasdaq Notice. There can be no assurance that the Panel will grant the Company's request for continued listing at that time.

         Greater Atlantic Financial Corp. conducts its business operations through its wholly owned subsidiary, Greater Atlantic Bank. The Bank offers traditional banking services to customers through six branches located in Rockville and Pasadena, Maryland, and Front Royal, New Market, Reston and South Riding, Virginia.

         PRIVATE SECURITIES LITIGATION REFORM ACT SAFE HARBOR STATEMENT

THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE FEDERAL SECURITIES LAWS. THESE STATEMENTS ARE NOT HISTORICAL FACTS, BUT STATEMENTS BASED ON THE COMPANY'S CURRENT EXPECTATIONS REGARDING ITS BUSINESS STRATEGIES AND THEIR INTENDED RESULTS AND ITS FUTURE PERFORMANCE.
FORWARD-LOOKING STATEMENTS ARE PRECEDED BY TERMS SUCH AS "EXPECTS," "BELIEVES," "ANTICIPATES," "INTENDS" AND SIMILAR EXPRESSIONS.

FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE. NUMEROUS RISKS AND UNCERTAINTIES COULD CAUSE OR CONTRIBUTE TO THE COMPANY'S ACTUAL RESULTS, PERFORMANCE AND ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM THOSE EXPRESSED OR IMPLIED BY THE FORWARD-LOOKING STATEMENTS. FACTORS THAT MAY CAUSE OR CONTRIBUTE TO THESE DIFFERENCES INCLUDE, WITHOUT LIMITATION, GENERAL ECONOMIC CONDITIONS, INCLUDING CHANGES IN MARKET INTEREST RATES AND CHANGES IN MONETARY AND FISCAL POLICIES OF THE FEDERAL GOVERNMENT; LEGISLATIVE AND REGULATORY CHANGES; AND OTHER FACTORS DISCLOSED PERIODICALLY IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

BECAUSE OF THE RISKS AND UNCERTAINTIES INHERENT IN FORWARD-LOOKING STATEMENTS, READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THEM, WHETHER INCLUDED IN THIS REPORT OR MADE ELSEWHERE FROM TIME TO TIME BY THE COMPANY OR ON ITS BEHALF. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENTS.